SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 2, 2007
GeoEye, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50933 (Commission File Number)	20-2759725 (IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166
(Address of Principal Executive Offices)
(703) 480-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01 Other Events
On October 2, 2007, GeoEye, Inc. commenced an offer to purchase up to $40 million in aggregate principal amount of its outstanding Senior Secured Floating Rate Notes due 2012 (“Notes”). There are $250 million in aggregate principal amount of Notes currently outstanding. Under the indenture governing the Notes, within 60 days of receipt of insurance proceeds from a claim for a satellite event of loss, the Company is obligated to offer to redeem Notes with 100% of the insurance proceeds received, at par plus any accrued and unpaid interest. The Company filed an insurance claim for the loss of the OrbView-3 satellite on June 8, 2007 and began receiving insurance proceeds on August 24, 2007. The Company received a total of $40 million in insurance proceeds, which was the full amount of its insurance claim, for the loss of the OrbView-3 satellite.
The tender offer will expire at 12:00 midnight, New York City time, on November 1, 2007, unless extended by the Company in its sole discretion. To the extent that the full amount of the proceeds is not used to repurchase the notes, GeoEye would retain the cash for general corporate purposes.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2007	GEOEYE, INC.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel & Secretary

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